Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-135506) pertaining to the Novacea, Inc. 2006 Incentive Award Plan and the Amended 2001 Stock Option Plan of Novacea, Inc.;

(2)	Registration Statement (Form S-8 No. 333-150869) pertaining to the Novacea, Inc. 2006 Incentive Award Plan;

(3)	Registration Statement (Form S-8 No. 333-157927) pertaining to the Transcept Pharmaceuticals, Inc. 2006 Incentive Award Plan;

(4)	Registration Statement (Form S-8 No. 333-157929) pertaining to the Transcept Pharmaceuticals, Inc. Amended and Restated 2002 Stock Option Plan;

(5)	Registration Statement (Form S-8 No. 333-160222) pertaining to the Transcept Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan;

(6)	Registration Statement (Form S-8 No. 333-164468) pertaining to the Transcept Pharmaceuticals, Inc. 2006 Incentive Award Plan;

(7)	Registration Statement (Form S-3 No. 333-145840) and related Prospectus of Novacea, Inc.;

(8)	Registration Statement (Form S-3 No. 333-167598) and the related Prospectus of Transcept Pharmaceuticals, Inc.; and

(9)	Registration Statement (Form S-8 No. 333-172041) pertaining to the Transcept Pharmaceuticals, Inc. Amended and Restated 2006 Incentive Award Plan;

of our report dated March 30, 2011, with respect to the consolidated financial statements of Transcept Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) of Transcept Pharmaceuticals, Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Palo Alto, California

March 30, 2011